                                                                    Exhibit 21.1


                              List of Subsidiaries
                              --------------------

Name                                                    State of Incorporation
----                                                    ----------------------
WGJ Deserts and Cafes, Inc.                                           New York

Batter-Bake Chatterley Inc.                                         New Jersey